                                 CONTINUING GUARANTY

          CONTINUING GUARANTY, dated as of December 31, 1997 (as amended from time to time, the "GUARANTY"), by Informix Corporation, a Delaware corporation (the "GUARANTOR"), in favor of (i) BankBoston, N.A., a national banking association ("BANKBOSTON"), as agent (in such capacity, the "AGENT") for the banks and other institutions that either now or in the future are parties to the Credit Agreement referred to below (the "LENDERS"), (ii) BankBoston in its capacity as L/C Issuer (in such capacity, the "L/C Issuer"), (iii) Canadian Imperial Bank of Commerce in its capacity as syndication agent (the "Syndication Agent"), and (iv) the Lenders (each of the Agent, the L/C Issuer, the Syndication Agent and the Lenders being a "BENEFICIARY" and all collectively the "BENEFICIARIES").

                                   R E C I T A L S

          A. Pursuant to a Senior Secured Credit Agreement dated as of December 31, 1997 (as amended from time to time, the "CREDIT AGREEMENT") by and among Informix Software, Inc., a Delaware corporation (the "BORROWER") and the Beneficiaries, the Beneficiaries have agreed to make credit facilities in an aggregate amount of $75,000,000 available to the Borrower, subject to the terms and conditions set forth therein.

          B.   The Guarantor is the corporate parent of the Borrower.

          C. In consideration of the provision of the credit facilities evidenced by the Credit Agreement, the Guarantor has agreed, at the request of the Borrower, to guaranty unconditionally any and all obligations of the Borrower to the Beneficiaries under the Credit Agreement as provided herein.

                                  A G R E E M E N T

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

                                      ARTICLE 1.

                           DEFINITIONS AND RELATED MATTERS

     Section 1.1. DEFINITIONS. Terms with initial capital letters not otherwise defined herein (including "CONTRACTUAL OBLIGATIONS," "LOAN DOCUMENTS," "MATERIAL ADVERSE EFFECT" and "MATERIAL ADVERSE CHANGE") have the respective meanings set forth in the Credit Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "BENEFICIARY" is defined in the Preamble.

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          "BORROWER" is defined in the Recitals.

          "COLLATERAL" is defined in Section 2.2.

          "CREDIT AGREEMENT" is defined in the Recitals.

          "GUARANTOR" is defined in the Preamble.

          "OBLIGATIONS" is defined in Section 2.1.

          "OBLIGOR" is defined in Section 2.2.

          "OTHER GUARANTOR" is defined in Section 2.2.

          "OTHER GUARANTY" is defined in Section 2.2.

          1.1.1. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

          1.1.2. HEADINGS. The Article and Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction hereof.

          1.1.3. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

          1.1.4. EXHIBITS, ETC. All of the appendices, exhibits and schedules attached to this Guaranty shall be deemed incorporated herein by reference.

          1.1.5. NO PARTY DEEMED DRAFTER. None of the parties to this Agreement shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted in favor of or against any party hereto.

          1.1.6. TIME OF THE ESSENCE. Time and exactitude in the performance of each of the covenants, conditions and agreements contained in this Guaranty are hereby declared to be of the essence.

     SECTION 1.2. INTERPRETATION. Section 1.2 of the Credit Agreement shall govern the interpretation of this Guaranty, PROVIDED that (i) all references therein to the "Agreement" shall be read as being to this Guaranty, (ii) all references therein to any "Lender" shall be read as being to any Beneficiary, and (iii) all references therein to a "subsidiary" shall be read as being to the Guarantor.


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                                      ARTICLE 2.

                                       GUARANTY

     SECTION 2.1. GUARANTY. The Guarantor unconditionally and irrevocably guaranties and promises to pay to the order of the Agent, on demand, in lawful money of the United States of America, any and all Obligations of the Borrower from time to time owed to the Beneficiaries. The term "OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all present and future obligations and liabilities of the Borrower of every type and description:

          (a) to the Beneficiaries, or any of their respective successors or assigns,

               (i) arising under or in connection with the Credit Agreement, and any Loan Document, by operation of law or otherwise;

               (ii) whether for money borrowed, in respect of letters of credit, for goods and services delivered or rendered, or other amounts;

               (iii) whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) in connection with the Credit Agreement and the Loan Documents;

               (iv) whether or not evidenced by one or more instruments, documents, agreements or other writings in connection with the Credit Agreement and the Loan Documents; and

               (v) whether incurred by the Borrower individually or as a member of a partnership or other group in connection with the Credit Agreement and the Loan Documents, or

          (b) to any Person entitled to indemnification under the Credit Agreement or the other Loan Documents for amounts owing with respect to such indemnification,

in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. All payments hereunder shall be made on the same basis as payments by the Borrower under Sections 2.9 of the Credit Agreement.

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     SECTION 2.2.  CONTINUING AND IRREVOCABLE GUARANTY.  This is a continuing guaranty of the Obligations and may not be revoked and shall not otherwise terminate unless and until the Obligations have been indefeasibly paid and performed in full. If, notwithstanding the foregoing, the Guarantor shall have any right under Applicable Law to terminate this Guaranty prior to indefeasible payment in full of the Obligations, no such termination shall be effective until noon the next Business Day after the Agent shall receive written notice thereof, signed by the Guarantor. Any such termination shall not affect this Guaranty in relation to (a) any Obligation that was incurred or arose prior to the effective time of such notice, (b) any Obligation incurred or arising after such effective time where such Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against the Borrower, the Guarantor or other guarantor of or other Person directly or indirectly liable on the Obligations or any portion thereof (an "OTHER GUARANTOR"; each of the Borrower, the Guarantor and the Other Guarantors is referred to herein as an "OBLIGOR") or any security ("COLLATERAL") given for the Obligations or any other guaranties of the Obligations or any portion thereof (an "OTHER GUARANTY") or (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing. Without limiting the generality of the foregoing, if any part of the Obligations arises under revolving credit facilities, then even if the Borrower is no longer entitled to further credit (as a result of the purported termination hereof or otherwise), no termination of this Guaranty shall be effective to reduce the obligations of the Guarantor hereunder with respect to any extensions of credit that may thereafter be made to the Borrower by the Beneficiaries to the extent that the outstanding amount of such credit (including letter of credit and other contingent exposure), together with all other Obligations then outstanding, does not exceed the aggregate amount of all Obligations outstanding as of the time any termination of this Guaranty becomes effective.

     SECTION 2.3. NATURE OF GUARANTY. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Borrower or any other Obligor and a separate action or actions may be brought and prosecuted against the Guarantor, whether or not any action is brought or prosecuted against the Borrower or any other Obligor or whether the Borrower or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

          2.3.1. the legality, validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations, any Lien or Collateral or any Other Guaranty;

          2.3.2. any defense (other than payment), set-off or counterclaim that may at any time be available to the Borrower or any other Obligor against, and any right of setoff at any time held by, any Beneficiary; or

          2.3.3. any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Obligor, in bankruptcy or in any other instance.

          Any payment by any Obligor or other circumstance that operates to toll any statute of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to the Guarantor. When making any demand hereunder (including by commencement or continuance of any legal proceeding), the Beneficiaries may, but shall be under no obligation to, make a similar demand on all or any of the other Obligors, and any failure by any Beneficiary to make any such demand shall not relieve the Guarantor of its obligations hereunder.

     SECTION 2.4. AUTHORIZATION. The Guarantor authorizes each Beneficiary, without notice to or further assent by the Guarantor, and without affecting the Guarantor's liability hereunder (regardless of whether any subrogation or similar right that the Guarantor may have or any other right or remedy of the Guarantor is extinguished or impaired), from time to time to:

          2.4.1. permit the Borrower to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof (including increasing or decreasing the rate of interest thereon), or otherwise amend the terms and conditions of the Credit Agreement, any other Loan Document or any provision thereof;

          2.4.2. take and hold Collateral from the Borrower or any other Person, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

          2.4.3. exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of such Beneficiary against the Borrower or any other Obligor in respect of any Obligations or any Collateral;

          2.4.4. release, add or settle with any Obligor in respect of this Guaranty, any Other Guaranty or the Obligations;

          2.4.5. accept partial payments on the Obligations and apply any and all payments or recoveries from any Obligor or Collateral to such of the Obligations as any Beneficiary may elect in its sole discretion, whether or not such Obligations are secured or guaranteed;

          2.4.6. refund at any time, at such Beneficiary's sole discretion, any payments or recoveries received by such Beneficiary in respect of any Obligations or Collateral; and

          2.4.7. otherwise deal with the Borrower, any other Obligor and any Collateral as such Beneficiary may elect in its sole discretion.

     SECTION 2.5. CERTAIN WAIVERS. The Guarantor waives, to the extent permitted by Applicable Law:

          2.5.1. the right to require the Beneficiaries to proceed against the Borrower or any other Obligor, to proceed against or exhaust any Collateral or to pursue any other remedy in any Beneficiary's power whatsoever and the right to have the property of the Borrower or any other Obligor first applied to the discharge of the Obligations;

          2.5.2. all rights and benefits under Section 2809 of the California Civil Code and any other Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

          2.5.3. the benefit of any statute of limitations affecting the Obligations or the Guarantor's liability hereunder and of Section 359.5 of the California Code of Civil Procedure;

          2.5.4. any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by any Beneficiary, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

          2.5.5. any right to assert against any Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that the Guarantor may now or any time hereafter have against the Borrower or any other Obligor;

          2.5.6. presentment, demand for payment or performance (including diligence in making demands hereunder), (except that the Agent shall demand payment from the Guarantor under this Guaranty prior to exercising remedies against the Guarantor) notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind, including (i) notice of the existence, creation or incurrence of new or additional Obligations, (ii) notice of any action taken or omitted by the Beneficiaries in reliance hereon, (iii) notice of any default by the Borrower or any other Obligor, (iv) notice that any portion of the Obligations is due,
(v) notice of any action against the Borrower or any other Obligor, or any enforcement of other action with respect to any Collateral, or the assertion of any right of any Beneficiary hereunder;

          2.5.7. all defenses that at any time may be available to the Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

          2.5.8. any rights, defenses and other benefits the Guarantor may have by reason of any failure of any Beneficiary to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Law in connection with a disposition of Collateral; and

          2.5.9. without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

     SECTION 2.6.  SUBROGATION; CERTAIN AGREEMENTS.

          2.6.1. THE GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE BORROWER OR ANY OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY ANY BENEFICIARY, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) THE GUARANTOR MAY HAVE AGAINST THE BORROWER OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL. Without limitation, subject to Section 2.8.2. the Guarantor shall exercise no voting rights, shall file no claim, and shall not participate or appear in any bankruptcy or insolvency case involving the Borrower with respect to the Obligations unless and until all the Obligations shall have been paid in full. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Agent to be held as Collateral or credited and applied in accordance with the terms of the Credit Agreement and the other Loan Documents upon the Obligations, whether matured, unmatured, absolute or contingent, in the discretion of the Agent.

          2.6.2. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Borrower and each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Obligations that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise the Guarantor of information regarding such condition or any such circumstances.

          2.6.3. The Guarantor agrees that the books and records of the Beneficiaries showing the account between the Beneficiaries and the Borrower shall be admissible in any proceeding or action and shall constitute prima facie proof of the items therein set forth. The Guarantor agrees that it shall be bound by each and every ruling, order and judgment obtained by any Beneficiary against the Borrower or other Obligor in respect of the Obligations, whether or not the Guarantor is a party to, or has received notice of, the action or proceeding in which such ruling, order or judgment is issued and rendered.

     SECTION 2.7.  BANKRUPTCY NO DISCHARGE.

          2.7.1. Without limiting Section 2.3., this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Borrower or any other Obligor, including
(i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by any Beneficiary, (ii) any disallowance of all or any portion of any


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

Beneficiary's claim for repayment of the Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Beneficiary to file or enforce a claim against the Borrower or any other Obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Beneficiary's rights that may occur in any such proceeding, (vii) any election by any Beneficiary under Section 1111(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under
Section 364 of the Bankruptcy Code. The Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Borrower and each other Obligor.

          2.7.2. Any Event of Default under Section 7.1 of the Credit Agreement shall render all Obligations automatically due and payable for purposes of this Guaranty.

          2.7.3. Notwithstanding anything to the contrary herein contained, this Guaranty (and any Lien on the Collateral securing this Guaranty or the Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or otherwise, if the proceeds of any Collateral are required to be returned by such Beneficiary under any such circumstances, or if any Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Guaranty shall have been canceled or surrendered (or if any Lien or Collateral shall have been released or terminated in connection with such cancellation or surrender), this Guaranty (and such Lien and Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Guarantor in respect of the amount of the affected payment or application of proceeds (or such Lien or Collateral).

     SECTION 2.8.  SUBORDINATION.

          2.8.1. The Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of the Borrower and each other Obligor to the Guarantor ("SUBORDINATED DEBT"), to the prior payment in full in cash of the Obligations, whether or not such Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. If, whether or not at any Beneficiary's request, the Guarantor shall receive, prior to payment in full in cash of all Obligations, payment of any sum from the Borrower or any other Obligor upon any Subordinated Debt, any such sum shall be received by the Guarantor as trustee for the Beneficiaries and shall forthwith be paid over to the Agent on account of the Obligations, without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

          2.8.2. The Guarantor shall file in any bankruptcy or reorganization or similar proceeding in which the filing of claims is required by Applicable Law, all claims that the Guarantor may have against the Borrower or other Obligor (or its nominee) relating to any Subordinated Debt. If the Guarantor does not file any such claim, the Agent (or its nominee) as attorney-in-fact for the Guarantor is hereby authorized to do so in the name of the Guarantor. The Guarantor agrees that, in connection with any such proceeding, it shall not contest or oppose the treatment of claims of the Beneficiaries in any plan of reorganization or otherwise and it shall vote any claims that exist by virtue of this Guaranty or the Subordinated Debt in connection with any plans of reorganization or otherwise, as may be requested by the Agent.

          2.8.3. The Guarantor hereby grants the Agent a power of attorney for the purposes set forth in this Section 2.8. Such power of attorney is coupled with an interest and cannot be revoked.

     SECTION 2.9. MAXIMUM LIABILITY OF GUARANTOR. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law.

                                      ARTICLE 3.

                            REPRESENTATIONS AND WARRANTIES

          The Guarantor represents and warrants that all representations and warranties made with respect to it, its assets and its obligations in Article IV of the Credit Agreement are true and correct and makes the following additional representations and warranties, all of which shall survive until termination of this Guaranty pursuant to Section 2.2.

     SECTION 3.1. ORGANIZATION, POWERS AND GOOD STANDING. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority and the legal right to own and operate its properties and to carry on its business as heretofore conducted and proposed to be conducted. The Guarantor has all requisite corporate power and authority to enter into this Guaranty and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Guarantor possesses all Governmental Approvals, in full force and effect, free from burdensome restrictions, that are necessary in all Material respects for the ownership, maintenance and operation of its properties and conduct of its business as now conducted, and is not in Material violation thereof. The Guarantor is duly qualified and in good standing as a foreign corporation and authorized to do business in each state where the nature of its business activities conducted or properties owned or leased requires it to be so qualified and where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.2. AUTHORIZATION, BINDING EFFECT, NO CONFLICT, ETC. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document to which it is a party have been duly authorized by all necessary corporate action. This Guaranty and each such other Loan Document has been duly executed and delivered by the Guarantor party thereto and is a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document to which the Guarantor is a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not (a) violate any provision of the charter or bylaws of the Guarantor, (b) conflict with, result in a breach of or constitute (or, with the giving of notice or lapse of time, or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any Material Contractual Obligation of the Guarantor or violate any provision of Applicable Law binding on the Guarantor, except where such conflict, breach, default or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or subject any Beneficiary to any liability, or (c) result in the creation or imposition of any Lien of any nature whatsoever upon any of the Guarantor's assets except for Liens created under the Loan Documents. Except for filings and recordings in connection with the perfection of Liens created by the Collateral Documents, all of which have been made and are in full force and effect, no Governmental Approval is or will be required in connection with the execution, delivery and performance by the Guarantor of this Guaranty or any other Loan Document to which the Guarantor is a party, or the consummation of transactions contemplated hereby or thereby, or to ensure the legality, validity or enforceability hereof or thereof, except where the failure to obtain such Governmental Approval would not have a Material Adverse Effect or subject any Beneficiary to any liability.

     SECTION 3.3. FINANCIAL CONDITION. The financial statements of the Guarantor that have heretofore been submitted by the Guarantor to the Beneficiaries in connection herewith were prepared in accordance with GAAP (except to the extent noted therein) and fairly present the financial condition and results of operations and cash flow of the Guarantor for the dates and periods covered thereby. Except as disclosed in Schedule 3.3., since the date of financial statements there has been no Material Adverse Change. The Guarantor has no material Contingent Obligations, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments that are not reflected in the foregoing financial statements or in the noted thereto. There is no fact known to the Guarantor (other than matters of a general economic nature) that could be reasonably expected to have a Material Adverse Effect and that has not been disclosed to the Beneficiaries. All documents or other information previously or hereafter furnished to the Beneficiaries by or on behalf of the Guarantor in connection with this Guaranty (i) are and will be complete and correct in all Material respects, and (ii) do not and will not contain any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not misleading, in light of the circumstances under which they were made.

     SECTION 3.4. LITIGATION, ETC. Except as disclosed on Schedule 4.6 to the Credit Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or its properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that could have a Material Adverse Effect, or (b) that in any manner draws into question the legality, validity or enforceability of this Guaranty or any other Loan Document to which the Guarantor is a party. The Guarantor is not in default under to any Applicable Law or any Contractual Obligation to which the Guarantor is a party or by which its properties are bound, except where such violation or default would not have a Material Adverse Effect.

     SECTION 3.5. TAXES. The Guarantor has filed all United States Federal income tax returns and all other tax returns required to be filed by it and has all taxes shown to be due on the returns so filed as well as all other taxes, assessments and governmental charges that have become due, except such taxes, assessments or charges, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. The Guarantor does not know of any proposed, asserted or assessed tax deficiency against it that would be Material and that is not reserved against on the financial books of the Guarantor.

     SECTION 3.6. TITLE TO PROPERTY; LIENS. The Guarantor has good title to, or valid and subsisting leasehold interests in, all of the property, whether real or personal, reflected in its financial statements as being owned or leased by it and none of such property is subject to any Material Liens, other than Permitted Liens.

     SECTION 3.7.  CAPITALIZATION AND OWNERSHIP.

          3.7.1. As of the date hereof, the authorized and outstanding Capital Stock of the Guarantor is as set forth on Schedule 3.7. All such capital stock was duly authorized and validly issued and is fully paid and nonassessable.

     SECTION 3.8. FINANCIAL BENEFIT. The Guarantor hereby acknowledges and warrants it has derived or expects to derive a financial advantage from each loan or other extension of credit and each renewal, extension, release of Collateral or other relinquishment of legal rights, made or granted or to be made or granted by the Beneficiaries in connection with the Obligations. After giving effect to this Guaranty and the other Loan Documents to which the Guarantor is a party, and the transactions contemplated hereby and thereby, the Guarantor is not Insolvent or left with assets or capital that is unreasonably small in relation to its business or the Obligations. "Insolvent" means, with respect to the Guarantor, that (a) determined on the basis of a "fair valuation" or their "fair saleable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws) the sum of the Guarantor's assets is less than its debts, or (b) the Guarantor is generally not paying its debts as they become due.

     SECTION 3.9.  REVIEW OF DOCUMENTS; UNDERSTANDING WITH RESPECT TO
WAIVERS. The Guarantor hereby acknowledges that it has copies of and is fully familiar with the Credit Agreement and each other Loan Document executed and delivered by the Guarantor or any other Obligor. The Guarantor warrants and agrees that each waiver set forth in this Guaranty is made with the Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing and that, under the circumstances, each such waiver is reasonable and should not be found contrary to public policy or law.


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

                                      ARTICLE 4.

                                      COVENANTS

          The Guarantor covenants that it will comply with all covenants pertaining to it, its assets and its obligations under Article V and Article VI of the Credit Agreement and that it shall perform each and all of the following until termination of this Guaranty pursuant to Section 2.2.

     SECTION 4.1. CORPORATE EXISTENCE, PROPERTIES, ETC. The Guarantor will at all times preserve and maintain its corporate existence and any rights and franchises material to its business and maintain in good repair, working order and condition (ordinary wear and tear excepted), all of the Material properties useful or necessary to its business, and from time to time the Guarantor will make or cause to be made all appropriate repairs, renewals and replacements thereto.

     SECTION 4.2. STOCK REPURCHASES AND REDEMPTIONS. The Guarantor shall not except in the ordinary course of business and in connection with presently existing agreements and obligations that have been disclosed in writing to the Agent on or before the date hereof, repurchase or otherwise acquire or retire any of its capital stock without the prior written consent of the Agent and the Required Lenders.

                                      ARTICLE 5.

                                    MISCELLANEOUS


     SECTION 5.1. EXPENSES. The Guarantor shall pay to the Agent any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses, including allocated costs of in-house counsel) that any Beneficiary may incur in connection with (a) the collection of all sums guarantied hereunder, or (b) the exercise or enforcement of any of the rights, powers or remedies of the Beneficiaries under this Guaranty or Applicable Law, including any such collection, exercise or enforcement, and any action in connection therewith, that takes place in a proceeding commenced under the Bankruptcy Code. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest to the extent provided in
Section 2.4 of the Credit Agreement.

     SECTION 5.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Guaranty (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent. Any waiver or consent relating to any provision of this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

     SECTION 5.3. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Guaranty are cumulative and are not exclusive of any rights and remedies that may be available to the Beneficiaries under Applicable Law or otherwise. No failure or delay on the part of any Beneficiary in the exercise of any power, right or remedy under this Guaranty shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

     SECTION 5.4. NOTICES, ETC. All notices and other communications under this Guaranty shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telecopy and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on Schedule 5.4.

     SECTION 5.5. SUCCESSORS AND ASSIGNS. This Guaranty and each amendment hereof shall be binding upon and, subject to the next sentence, inure to the benefit of the Guarantor, the Beneficiaries and their respective successors and assigns. The Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Agent. The benefit of this Guaranty shall automatically pass with any assignment of the Obligations (or any portion thereof), to the extent of such assignment. In connection with any assignment or grant of participation, each Beneficiary may disclose to any Person all documents and information that such Beneficiary has relating to the Guarantor and this Guaranty, whether furnished by the Borrower, the Guarantor or otherwise. The Guarantor further agrees that the Beneficiaries may disclose such documents and information to the Borrower and any Other Guarantors.

     SECTION 5.6. WAIVER OF TRIAL BY JURY. THE GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, THE BENEFICIARIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS GUARANTY OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

     SECTION 5.7. SET OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Beneficiary, each holder or transferee of any Obligations or any Person with any interest therein is hereby irrevocably authorized by the Guarantor, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Debt, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Beneficiary, such holder, such transferee or such other Person, to or for the credit or the account of the Guarantor, against and on account of the obligations of the Guarantor to such Beneficiary, such holder, such transferee, or such other Person under this Guaranty or the other Loan Documents to which the Guarantor is a party, irrespective of whether or not such Beneficiary, such holder, such transferee or such other Person shall have made any demand for payment and although such obligations may be contingent and unmatured. Each Beneficiary agrees to notify the Guarantor promptly of any such set-off and the application made by such Beneficiary, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 5.8. COMPLETE AGREEMENT. This Guaranty, together with the exhibits and schedules hereto and the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

     SECTION 5.9. LIMITATION OF LIABILITY. No claim shall be made by the Guarantor against any Beneficiary or the Affiliates, directors, officers, employees or agents of any Beneficiary for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith; and the Guarantor waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date set forth above.

                                          GUARANTOR
                                          ---------


                                          By:    /s/ Jean-Yves Dexmier
                                             ----------------------------
                                          Name:  Jean-Yves Dexmier
                                               --------------------------
                                          Title: Executive Vice President
                                                 and CFO
                                                -------------------------

                                                                 SCHEDULE 3.3.

                               MATERIAL ADVERSE CHANGES
                               ------------------------

          None




                                     Schedule 3.4

                                                                 SCHEDULE 5.4

                                      ADDRESSES
                                      ---------

4100 Bohannon Drive
Menlo Park, CA 94025



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